Exhibit 10.11
Summary of Executive Compensation Arrangements

Named	Position	Effective Date	Base Salary	Annual Target
Executive Officer				Bonus
				(% of Salary)
1. Jeffrey R. Rodek	Executive Chairman of the Board	July 1, 2006	$400,000	0%
2. Godfrey R. Sullivan	President and Chief Executive Officer	July 21, 2005	$535,000	100%
3. David W. Odell	Chief Financial Officer	July 21, 2005	$355,000	60%
4. Robin L. Washington	Chief Financial Officer	January 17, 2006	$355,000	60%
5. Mark D. Cochran	Vice President, General Counsel and Secretary	July 21, 2005	$286,000	60%
6. Heidi M. Melin	Chief Marketing Officer	June 13, 2005	$260,000	60%